UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 1, 2004

UnitedGlobalCom, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-496-58 (Commission File Number)	84-1602895 (IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits

Item 9.01 (Item 7 under the previous numbering system) is hereby amended in its entirety to read as follows:

     (a) Financial Statements of Business Acquired

     (b) Pro Forma Financial Information

United GlobalCom, Inc.
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2004 (Unaudited)	33
Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2004 (Unaudited)	34
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003 (Unaudited)	35
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)	36

     (c) Exhibits.

Exhibit Number	Description
10.1	Stock and Loan Purchase Agreement dated as of March 15, 2004 among Suez SA, MédiaRéseaux SA, UPC France Holding BV and UGC.*

10.2	Amendment to the Purchase Agreement dated as of July 1, 2004 among Suez SA, MédiaRéseaux SA, UPC France Holding BV and UGC.*

10.3	Shareholders Agreement dated as of July 1, 2004 among UGC, UPC France Holding BV and Suez SA.*

99.1	Press release dated July 7, 2004 announcing the completion of the acquisition of Noos.*

* Previously filed.

Independent Auditors’ Report

To the Board of Directors and Shareholders of Suez Lyonnaise Telecom S.A

       We have audited the accompanying consolidated balance sheets of Suez Lyonnaise Telecom S.A and subsidiaries (“the Group”), as of December 31, 2003, 2002 and 2001 and the related consolidated statements of income, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Group at December 31, 2003, 2002 and 2001 and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in France.

       Accounting practices generally accepted in France vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 8 to the consolidated financial statements.

Neuilly-sur-Seine, July 16, 2004

Barbier Frinault & Autres
Ernst & Young

/s/ BRUNO BIZET

Bruno Bizet

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS)

CONSOLIDATED BALANCE SHEET

(In thousands of euros)

	December 31,	December 31,	December 31,
	2001	2002	2003

ASSETS
Non-current assets
Intangible assets, net
Goodwill	48,452	45,522	42,597
Concessions, patents and brands	19,844	20,585	10,375
Other intangible assets and in progress	694,471	654,403	163,187

	762,767	720,510	216,159
Tangible assets, net
Land	253	147	147
Constructions, net	474,998	484,613	456,998
Technical fixtures, net	84,925	64,659	60,360
Other tangible assets, net	25,116	22,151	17,336
Fixed assets under construction	65,500	51,010	17,775

	650,792	622,580	552,616
Investments	4,405	880	782

Total non-current assets	1,417,964	1,343,970	769,557
Current assets
Inventories, net	5,693	5,550	1,774
Advances and payment on account	12,713	9,651	14,297
Trade receivables	26,643	20,699	17,456
Other receivables	50,243	40,489	53,950
Marketable securities	23	—	1,215
Cash and cash equivalents	8,040	3,757	6,657
Prepaid expenses	9,611	9,045	2,695

Total current assets	112,966	89,191	98,044

TOTAL ASSETS	1,530,930	1,433,161	867,601

LIABILITIES AND SHAREHOLDERS’ EQUITY
Shareholders’ equity
Capital stock	470,371	470,371	470,371
Additional paid-in capital	378,287	378,287	378,287
Accumulated deficit	(17,254)	(152,589)	(463,668)
Net loss for the year	(135,335)	(311,079)	(622,713)

Total Shareholders’ equity	696,069	384,990	(237,723)

Contingencies and loss provisions	23,643	26,024	17,936
Liabilities
Bank debt	232,034	214,489	210,558
Other debt	332,020	589,235	663,055
Customers deposits	34,734	40,520	43,548
Advanced payment received	1,407	173	1,146
Trade payables	115,542	109,035	114,814
Tax and social liabilities	11,619	24,721	22,859
Amounts due to suppliers of fixed assets	76,934	39,289	20,953
Other liabilities	4,706	2,775	7,046
Deferred income	2,222	1,910	3,409

Total liabilities	811,218	1,022,147	1,087,388

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	1,530,930	1,433,161	867,601

The accompanying notes are an integral part of the consolidated financial statements.

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS)

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of euros except amounts per share)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2001	2002	2003

Net sales	140,864	276,333	299,039
Other operating revenues	3,126	14,493	15,444

Total Revenues	143,990	290,826	314,483

Purchases of materials	2,456	7,160	10,388
Other external operating expenses	138,926	218,781	169,563
Taxes	2,647	7,301	7,866
Payroll expenses	32,558	67,014	46,641
Depreciation, amortization (excluding goodwill amortization)	80,786	162,663	166,112
Other operating expenses	4,284	8,841	9,386

Operating expenses	261,657	471,760	409,956

Operating loss	(117,667)	(180,934)	(95,473)

Financial income (expense), net	(15,405)	(48,132)	(62,656)

Loss before income tax and exceptional items	(133,072)	(229,066)	(158,129)

Exceptional items, net	(166)	(79,752)	(462,009)
Income taxes	(121)	(44)	(358)

Net loss before goodwill amortization	(133,359)	(308,862)	(620,496)

Goodwill amortization	(1,976)	(2,217)	(2,217)

Net loss	(135,335)	(311,079)	(622,713)

Basic loss per share (in euro)	(4.4)	(10.1)	(20.2)

Diluted loss per share (in euro)	(4.4)	(10.1)	(20.2)

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of euros)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2001	2002	2003

Cash Flows from operating activities:
Net loss	(135,335)	(311,079)	(622,713)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization, depreciation and allowances	79,547	207,908	593,703
Gains and losses from disposals, net of tax	(780)	81	9,362
Other	1,885	10,689	3,859

Cash flows from operating activities before changes in working capital	(54,683)	(92,401)	(15,789)
Net changes in working capital:
Inventories	(5,593)	143	3,776
Receivables/ Payables	(60,481)	22,971	(6,170)

Cash flow from operating activities	(120,757)	(69,287)	(18,183)

Additions to intangible assets	(3,394)	(7,722)	(1,846)
Additions to property, plant and equipment	(102,121)	(166,685)	(45,235)
Additions to investments	5,147
Proceeds from disposals of fixed assets	1,535	1,023	317
Proceeds from investments	141	881

Net cash used in investing activities	(98,692)	(172,503)	(46,764)

Net change in customers deposits	4,957	5,786	2,313
Variance in loans and other financial liabilities	211,253	244,226	60,163

Net cash provided by financing activities	216,210	250,012	62,476

Net change in cash and cash equivalents	(3,239)	8,222	(2,471)

Cash and cash equivalents at the beginning of the period	(5,405)	(8,644)	(422)
Cash and cash equivalents at the end of the period	(8,644)	(422)	(2,893)

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS)

1.	HIGHLIGHTS OF 2001, 2002 AND 2003.

       The Group owns and operates cable telecommunication systems in France (digital and analogical) and provides cable television services and high-speed Internet access services. The Group is the first cable operator in France operating mainly in Paris.

1.1	Creation of Suez Lyonnaise Telecom (“The Group”)

       On May 18, 2001, Suez, France Telecom, NTL Inc and Morgan Stanley Dean Witters (“MSDW”) entered into an agreement, the main terms of which were as follows:

•	A contribution of Suez’s investments in Lyonnaise Communications and Auxipar to the Group.

•	A contribution of France Telecom’s investments in Lyonnaise Communications, Paris Cable and Rapp 16 to the Group. Rapp 16 owns a right of use of civil engineering through cable network (owned by France Telecom) for a period of 20 years.

•	A € 154 million capital increase.

•	A shareholder’s loan.

       Following these transactions, MSDW and NTL inc then acquired France Telecom’s investment in the Group.

       As a result of the aforementioned transactions, the ownership structure of the Group was the following:

Suez	50.1%
NTL Inc.	22.9%
MSDW	27.0%

1.2	Highlights of the year 2001

1.2.1	Investment in NTL France

       On November 23, 2001, the Group acquired 100% of NTL France Holding SAS and NTL France SAS. NTL France SAS’s business is to manage 5 cable networks in the Paris area and in Toulon.

1.2.2	Launch of Subscriptions Under the SIPPEREC Agreement

       On November 16, 1999, the SIPPEREC (Syndicat Intercommunal de la Périphérie de Paris pour l’Electricité et les Réseaux de Communication) and the Group entered into a concession agreement for establishing a cable video communication network. The SIPPEREC project is composed of 3 zones: North, South and “Plaque trois”. The year 2000 was dedicated to companies bidding, construction of the network head-ends, the civil engineering and the optical network for municipalities included in the concession plan. Home-passed built in 2000 were proposed to customer in 2001 and the first subscriptions occurred in April 2001 mainly by collective customers (“life line” subscription undertaken at building level).

1.3	Highlights of the Year 2002

1.3.1	SIPPEREC Status

       In 2002, Lyonnaise Communications invested € 63 million in the North and South zones of the SIPPEREC project. At December 31, 2002, its cumulated capital expenditure amounted to € 171 million. The Group recognized a write down of € 32.3 million due to costs incurred above initial plans in

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

constructing the networks. At this time, the Group and SIPPEREC entered into discussion and negotiations to determine what should be the planning for future construction and which amount of investment should be made. Discussions continued during the first half of 2003 and the 2 parties finally reached an agreement for a waiver at the end of June 2003.

1.3.2	Voluntary Departure Plan

       The Group launched a downsizing procedure involving a voluntary departure plan. Discussions with employee representatives began in November 2002.

1.3.3	NTL Networks

      In 2002, the six legal entities acquired in November 2001 accounted for an additional € 15 million revenue and decided to change their firm’s name in order to clear all reference to NTL.

1.4	Highlights of the Year 2003

1.4.1	Voluntary Departure Plan

       The Group carried on with its voluntary departure plan initiated in 2002. Consultations with employee representatives began on January 30, 2003 and ended on March 20, 2003. The first departures took place on April 15, 2003 and most of the remaining occurred by June 30, 2003. A total of 534 employees left the Group in 2003. At December 31, 2003 the Group had 625 employees.

1.4.2	SIPPEREC

       On June 30, 2003 SIPPEREC and Lyonnaise Communications, signed three compromise settlement agreements. These agreements were then officially put in force on September 3, 2003 for the North and South zones and on September 19, 2003 for the third zone.

      Under these agreements, Lyonnaise Communications undertakes to:

•	Build 16,400 home-passed, for a total cost of € 3.8 million, for the North zone within 24 months following the official announcement date.

•	Build 26,700 home-passed, for a total cost of € 6 million, for the South zone within 24 months following the official announcement date.

•	Create a company called “Plaque Trois”, with a capital stock of € 1.0 million. This wholly owned subsidiary of Lyonnaise Communications will be required to conduct engineering and financial studies for a total cost of € 0.5 million (of which € 0.2 million had already been incurred by SIPPEREC at December 31, 2003). In addition, Lyonnaise Communications undertakes to contribute to the new company all of its rights on fixed assets (such as network head-ends and other equipments) and intangible assets (studies) for a total amount of € 3.3 million at December 31, 2003. Therefore, the Lyonnaise Communications’ total investment amounts to € 4.8 million. Lyonnaise Communications undertakes to sell at a symbolic price its entire stake in this company to any buyer vetted by SIPPEREC. This agreement, signed for a period of 18 months, shall allow the parties to continue their contractual relations.

•	Negotiate, within a reasonable time frame, a formula for continuing capital expenditure that respects the economic balance of the concession.

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

       In return, SIPPEREC undertakes to:

•	Waive its right to claim penalties relating to the period ranging from the implementation of the concession agreement to the expiration of the compromise settlement agreements,

•	Waive any other form of contractual claim.

       Penalties notified, invoiced or transferred to debt collection services at June 30, 2003 amounted to € 13.3 million. This amount is disclosed in full as an off-balance sheet commitment at December 31, 2003.

       In accordance with the agreement signed with SIPPEREC, the Group created in October 2003 a company called “SAS SDP3” (formally named “Plaque 3”) with a share capital of € 1.0 million.

1.4.3 Changes in the Group’s Shareholding

       On January 10, 2003, NTL Inc sold its 27% investment in the Group to France Telecom.

1.4.4 Long-lived Assets Impairment

       As of December 31, 2003, the Group proceeded with an analysis of the recoverability of the carrying value of its long-lived assets. The fair value of the assets was determined based on expected future discounted cash flows, as per management’s five year plan (2004-2008) updated in February 2004.

       Based on the result of this analysis, the Group recorded an impairment charge of € 450 million. Assuming the assets and the evolution of the business of the group, this write-down was fully allocated to the rights of use of civil engineering, which had an historical amount of € 703 million and was the most significant Group’s intangible assets.

1.5   Subsequent Events

       On March 15, 2004, Suez and UnitedGlobalCom Inc. (“UGC”) announced that they had entered into an agreement in regards to the purchase of the Group’s shares. This purchase had been carried out through the holding company of the UGC group in France (Mediareseaux).

       In April 2004, bank borrowings as of December 31, 2003 were fully reimbursed by shareholder’s loans. (See § 5.7 for further details).

       The purchase was subject to suspensive conditions (including the clearance of the European Union Commission and the recapitalization of the Group), which were cleared.

       On May 2004, an agreement was reached between NTL Inc, Suez and the Group, in order to finalize the price and the payment of the NTL network acquired in 2001. Obligations and earn out clauses originally included in the 2001 acquisition agreement have been withdrawn.

       On May 25th, 2004, Suez fully subscribed to the Group’s holding € 549 million share capital increase, which was performed on June 16th, by debt compensation and shareholder’s loan granted by Suez.

       On July 2, 2004, Mediareseaux acquired the Group in accordance with the March 2004 agreement between Suez and UGC.

       As a consequence of the sale agreement, Mediareseaux has undertaken the shareholder’s loan and a new financing convention is currently being drafted between the Group and Mediareseaux.

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

2.    BASIS OF PREPARATION

       The consolidated financial statements of the Group and its subsidiaries have been prepared in accordance with French generally accepted accounting principles, and specifically standard 99-02 issued by the Comité de Réglementation Comptable (“CRC 99-02”) for the 3 years noted above.

      Year 2001 Consolidated Financial Statement

       As detailed in § 1.1, the Group was created on May 18, 2001. The 2001 fiscal year represents seven months of activity from June 1st 2001 to December 31, 2001.

      Change in the Presentation of the Consolidated Statement of Income

       In 2003, “Bank commissions and fees” which are not VAT-liable were reclassified from “Other purchases and external charges” to interest expense. The amount reclassified at December 31, 2003 was € 6.5 million. This change in presentation had no impact on the Group’s net income.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1   Basis of consolidation

       The accounts of all significant subsidiaries over which the Group directly or indirectly exercises exclusive legal or de facto control are fully consolidated. De facto control may result from contractual agreements or from the ability to exercise the majority of the voting rights at the subsidiary’s shareholders meetings. Exclusive control may be deemed to exist where the direct or indirect shareholding exceeds 40% of voting rights.

       Suez Lyonnaise Telecom exercises neither joint control nor significant influence on any entities other than entities listed in the scope of consolidation table (See note 4)

3.2   Goodwill

       Goodwill represents the excess of the purchase price over the fair value of all assets and liabilities acquired in business combinations at the date of the acquisition. If the purchase price is more than the fair value of all assets and liabilities acquired, the positive goodwill is amortized using the straight-line method over 20 years.

       If the purchase price is lower than the fair value of all assets and liabilities acquired, the negative goodwill is reversed into income according to the plan set up at the time of the acquisition, based on initial objectives and estimates for the related acquired business, or recorded against identified assets and liabilities.

       However, business combination may be accounted under “a pooling of interest method” (“méthode dérogatoire”) when the four criteria of the section 215 of the standard CRC 99-02 are met. Under this method, assets acquired and liabilities assumed are recognized at their carrying amount of the business acquired and the excess of the purchase price over the net book value of the assets acquired and liabilities assumed is charged directly against equity upon acquisition.

       The creation of the SLT Group on May 18, 2001 was accounted for using “the pooling of interest method” as described above.

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

3.3 Impairment of Assets

       Tangible, intangible fixed assets and goodwill are subject to an impairment review when events or a change in circumstances, other than temporary, indicate that the carrying value is lower than the value in use.

       The value in use is determined based on expected future discounted cash flows to be derived from the assets by considering management’s expectations of future economic and operating conditions of the respective assets. For some of them, the value in use could be determined based on replacement cost for used equipment, cost of alternative technologies and recent transactions for similar businesses.

       When an impairment exists, the difference between the carrying value of the asset and its book value is recognized through the income statement.

3.4 Other Intangible Assets

       Other intangible assets are recorded at their acquisition cost (excluding financial expenses) and are amortized on a straight-line basis over their estimated useful lives. Intangible assets are depreciated over the following period:

Preliminary expenses	3 years
Acquired software	3 years
Internally developed software	4 years
Civil engineering rights of use (Rapp 16)(*)	20 years
Civil engineering rights of use (Other)(*)	30 years
Digital documentation	8 years

(*)	Contract term

3.5 Tangible Assets

       Tangible assets are recorded at acquisition cost and are depreciated on a straight-line basis over their estimate useful lives, which can be detailed as follows:

Buildings	30 years
Engineering design work	30 years
Civil engineering work	30 years
Active electronics	8 years
Cables and connectors	15 years
Fixtures and fittings	8 years
Wiring	15 years
Boxes and Modems(*)	5 years
Technical fixtures and tooling	5 years
Office equipment and computers	3 to 5 years
Furniture	8 years

(*)	Boxes and Modems correspond to rent items. At the end of each contract, assets are reviewed for impairment or brought back into service after inspection if possible.

       The Group has no tangible assets under finance lease. Tangible assets in progress at the balance sheet date are recorded based on capital expenditure realized and are written down if needed.

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

3.6 Investments

       Investments in and advances to non-consolidated companies and other investments are recorded at acquisition costs (excluding incidental expenses). A provision for impairment is recorded when the value in use to the Group as of the balance sheet date is less than acquisition cost.

3.7 Inventories

       Inventories are valued according to the weighted average cost method (excluding incidental expenses). Inventories mainly include modems and installation equipments. Modems remain in stock until their sale or their transfer to assets when they are rented. These modems can be written down following a physical count that takes into account their condition and obsolescence.

3.8 Receivables

       Receivables are stated at nominal value, which is assumed to approximate their fair value because of their short maturity. At year-end, receivables are reviewed and an allowance for bad debt is recorded based on the aging of the accounts receivables and/ or the liquidity of the related customer for professional and the level reached in the collection process, for residential. Other receivables consist primarily of tax receivables.

3.9 Retirement Obligation

       The obligations of the Group relate principally to lump sum indemnities payable to employees upon retirement. The amounts of these obligations are valued based on actuarial assessments. These calculations incorporate assumptions relating to mortality, turnover of personnel and salary projections and consider the economic conditions specific to each subsidiary of the Group. The discount rate is calculated in accordance with the yield, as of the date of valuation, of the bonds issued by highly rated companies in Europe.

3.10 Income Tax

       Current taxes are based on the results of the Group companies.

       The Group recognizes deferred tax assets and liabilities for temporary differences arising between the tax basis of assets and liabilities and their carrying values for consolidated financial statements purposes. In addition, deferred tax assets relating to carry forward of unused tax losses are recognized if there is a reasonable assurance of recovering them in the next few years.

       Gains and losses resulting from changes in the French tax rate are recognized through the income in accordance with the liability method on temporary difference and are subject to standard rate or a lower rate according to the estimated expiry date.

       Deferred tax liabilities and deferred tax assets are compensated and the net deferred income tax obtained is recognized through the Balance Sheet if there is a reasonable assurance of recovering them in the next few years.

3.11 Revenue Recognition

       TV and Internet subscriptions as well as rental of boxes and modems are recognized in the period in which services are delivered.

       The impact of free subscriptions is recognized as a deduction of sales while other marketing investments (i.e. distributor commissions and promotional offers) are charged to income statement in the year in which they are incurred.

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

3.12 Foreign Currency Transactions

       Sales are made in France and denominated in Euro’s.

3.13 Exceptional Items

       Exceptional items include non-recurring items, which do not occur as a result of the general day-to-day operations of the business, either because their amount or their impact is unusual or because they rarely occur and therefore shall not be deemed to pertain to the operational income of the Group.

3.14 Earnings Per Share

       Basic earnings per share is computed by dividing the Group’s net income by the weighted average number of shares outstanding during the period.

       Diluted earnings per share include the dilutive effects of options and other dilutive instruments as if they had been exercised (unless they are anti-dilutive).

       There are no differences between basic and dilutive net loss per share for the Company for the years ended December 31, 2001, 2002 and 2003.

3.15 Marketable Securities

       Marketable securities are stated at acquisition cost and a provision is recorded when the market value of the securities or, if not applicable, their estimated net realizable value, is lower than their acquisition cost.

3.16 Cash Flow Statement

       The consolidated cash flow statement has been prepared using the “indirect method” showing the reconciliation of the net income to the cash and cash equivalent. In addition, in the cash flow statement, “cash and cash equivalents” are cash in bank including bank overdrafts and marketable securities.

3.17 Others

Treasury Share:

       None

Derivative Instrument:

       None

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

SUEZ LYONNAISE TELECOM

(Consolidated financial statements)

4.	SCOPE OF CONSOLIDATION

       The financial statements of companies controlled by the Group are fully consolidated. Intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements. All companies have a December 31 year-end.

       The scope of consolidation that includes all controlled companies, was as follows:

Parent Company: Suez Lyonnaise Telecom		% of Voting	Financial	Consolidation
Siren: 402.986.707, 20 place des vins de France 75012 Paris	Legal Structure	Rights	Interests	Method

From the constitution of the Group:

ALPINE DE VIDEOCOMMUNICATION	SA	100	100	IG
Siren: 348 804 923, 20 place des Vins de France 75012 PARIS

AUXIPAR	SA	100	100	IG
Siren: 390 263 069, 20 place des Vins de France 75012 PARIS

COMTOISE DE VIDEOCOMMUNICATION	SA	100	100	IG
Siren: 348 313 412, 20 place des Vins de France 75012 PARIS

CLERMONTOISE DE VIDEOCOMMUNICATION	SA	100	100	IG
Siren: 345 193 791, 20 place des Vins de France 75012 PARIS

LYONNAISE COMMUNICATIONS	SA	100	100	IG
Siren: 335 354 379, 20 place des Vins de France 75012 PARIS

CABLE ET VIDEOCOMMUNICATION DE L’OUEST	SA	100	100	IG
Siren: 348 487 042, 20 place des Vins de France 75012 PARIS

ARTESIENNE DE VIDEOCOMMUNICATION	SA	100	100	IG
Siren: 348 075 227, 20 place des Vins de France 75012 PARIS

SNERC (MENTON)	SNC	100	100	IG
Siren: 378 442 255, 20 place des Vins de France 75012 PARIS

ORLEANAISE DE VIDEOCOMMUNICATION	SA	100	100	IG
Siren: 347 859 274, 20 place des Vins de France 75012 PARIS

PARIS CABLE	SA	100	100	IG
Siren: 329 108 278, 20 place des Vins de France 75012 PARIS

RAPP 16	SA	100	100	IG
Siren: 428 748 081, 20 place des Vins de France 75012 PARIS

SARCELLES TV CABLE	SA	100	100	IG
Siren: 350 145 348, 20 place des Vins de France 75012 PARIS

STRASBOURG TV CABLE	SNC	100	100	IG
Siren: 351 309 695, 20 place des Vins de France 75012 PARIS

VIDEOCOMMUNICATION DE SUD OUEST	SA	100	100	IG
Siren: 351 541 537, 20 place des Vins de France 75012 PARIS

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

Parent Company: Suez Lyonnaise Telecom		% of Voting	Financial	Consolidation
Siren: 402.986.707, 20 place des vins de France 75012 Paris	Legal Structure	Rights	Interests	Method

From Nov 2001:

REGION PARISIENNE COMMUNICATIONS	SNC	100	100	IG
Siren: 387 879 737, 7-9 rue de la Croix-Martre 91120 Palaiseau

COMMUNICATIONS 91	SNC	100	100	IG
Siren: 351 746 664, 7-9 rue de la Croix-Martre 91120 Palaiseau

PACA COMMUNICATIONS	SNC	100	100	IG
Siren: 341 724 474, Centre Mayol, Place Pompidou 83000 Toulon

IDF COMMUNICATIONS Holding SAS	SAS	100	100	IG
Siren: 423 375 542, 7-9 rue de la Croix-Martre 91120 Palaiseau

IDF COMMUNICATIONS SAS	SAS	100	100	IG
Siren: 423 557 925, 7-9 rue de la Croix-Martre 91120 Palaiseau

ESSONNE COMMUNICATIONS	SNC	100	100	IG
Siren: 342 159 613, 7-9 rue de la Croix-Martre 91120 Palaiseau

From its incorporation in October 2003:

SDP3 (Société de Développement de la Plaque 3)	SAS	100	100	IG
Siren: 450 406 418, 20 place des Vins de France 75012 PARIS

IG “integration globale”: Fully consolidated

The balance sheets of NTL France were consolidated as of December 31, 2001.

Under the agreement signed with the SIPPEREC, Lyonnaise Communications created in October 2003 the company called “SAS SDP3” (formally named “Plaque 3”) with a capital stock of #1.0 million.

       In addition, the Group owns or owned minority sharing. These non-consolidated companies were not significant as regards of the following criteria: total balance sheet, revenue, shareholder’s equity, net income and debt and had no impact on the true and fair view provided by the group’s consolidated financial statements.

5	DETAILED NOTES TO THE FINANCIAL STATEMENTS

5.1	Assets

5.1.1 Goodwill and Intangible Assets

	December 31, 2001	December 31, 2002	December 31, 2003

	(In million of euros)
Goodwill (Gross)	58.5	58.5	58.5

Concessions, patents and brands	40.2	50.0	55.3
“Fonds commerciaux”	0.8	0.9	0.9
Other intangible assets and in-progress*	728.0	724.0	715.4

Other Intangible assets and in progress (Gross)	769.0	774.9	771.6

Additions	4.2	5.9	1.3
Disposals	—	—	(4.6)

*	Mainly include civil engineering and networks rights of use.

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

5.1.2 Tangible assets

	December 31, 2001	December 31, 2002	December 31, 2003

	(In million of euros)
Land	0.2	0.1	0.1
Constructions	707.0	804.7	828.9
Technical fixtures	171.0	211.2	226.1
Other tangible assets	46.3	52.2	52.2
Fixed assets under construction	73.2	55.0	35.3

Tangible assets (Gross)	997.7	1,123.2	1,142.6

Additions	126.6	128.2	30.2
Disposals	(0.9)	(2.7)	(10.8)

5.1.3	Depreciation and amortization

	December 31, 2001	December 31, 2002	December 31, 2003

	(In millions of euros)
Goodwill	10.1	13.0	15.9

Depreciation in the period	1.7	2.9	2.9
Disposal and reversal	—	—	—

Concessions, patents and brands	20.8	29.8	45.1
“Fonds commerciaux”	0.3	0.5	0.7
Other intangible assets and in-progress	33.5	69.6	552.3

Total other Intangible assets	54.6	99.9	598.1

Depreciation in the period	51.0	45.4	498.2
Disposal and reversal	—	(0.1)	—

Constructions	232.0	320.1	371.9
Technical fixtures	86.1	146.5	165.7
Other tangible assets	21.1	30.1	34.9
Fixed assets under construction	7.7	4.0	17.5

Total Tangible assets	346.9	500.7	590.0

Depreciation in the period	26.5	157.3	100.0
Disposal and reversal	—	(3.5)	(10.7)

5.1.4 Explanatory note

       1) The creation of the SLT Group on May 18, 2001 generated goodwill of € 1,449 million, which was recognized in the consolidated financial statements as a reduction of the share premium using “the pooling of interest method” (méthode dérogatoire) in accordance with section 215 of the appendix to CRC 99-02.D. (See § 3.2)

       2) The € 58.5 million goodwill recorded in the balance sheet arose from Lyonnaise Communications’ acquisition of Paris Cable shares in 1997. This goodwill is being amortized over twenty years. Annual

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

amortization expense amounts to € 2.9 million and its net book value was € 42.6 million at December 31, 2003.

       3) The acquisition of IDF Communications Holding SAS (previously NTL France Holding SAS) and IDF Communications SAS (previously NTL France SAS) on November 23, 2001 generated negative goodwill of € 9.3 million, which was allocated as follows:

	Allocation	Impact Net	Impact Net	At
	December 31, 2001	Income 2002	Income 2003	December 31, 2003

		(In millions of euros)
Network Operating Center (N0C)	(1.5)	0.1	0.1	(1.3)
Networks	(5.6)	0.6	0.6	(4.4)
Voluntary Departure Plan (Exceptional items)	(1.0)	1.0	—	—
Rental and relocation costs (Other operating expenses)	(0.7)	0.7	—	—
Rental (reversal included in operating income)	(0.5)	—	0.5	—

TOTAL	(9.3)	2.4	1.2	(5.7)

       A plan has been set up to recover through the income statement (“goodwill amortization” caption) the negative goodwill allocated to NOC and networks (€1.5 million + €5.6 million) over a period of ten years. Amounts reversed for the years 2002 and 2003 were €0.7 million. As of December 31, 2003, the net negative goodwill allocated to NOC and networks amounted to €5.7 million.

       Total amounts reversed over the years 2002 and 2003 were respectively €2.4 million and €1.2 million.

       4) Intangible assets mainly include civil engineering and networks rights of use granted by France Telecom for a total amount of €703 million, amortized over the term of the contracts. An impairment charge of €450 million was recorded on these assets in 2003. (See above §1.4.4)

5.2	Investments

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In millions of euros)
Investments in non-consolidated companies(1)	0.3	0.1	0.1
Loans to non-consolidated companies	0.5	—	—
Loans(2)	2.7	—	—
Other investments(3)	0.9	0.8	0.7

Investments (net)	4.4	0.9	0.8

(1)	In 2002, Lyonnaise Communications sold its 8.8% investment in the company “Chaîne Histoire”, which the Group continues to broadcast.

(2)	Refers to salary loans reimbursed during the year 2002.

(3)	Other investments are mainly rent deposits.

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

       The investments in non-consolidated companies which total cost amounts to € 71,163 are as follows:

		% Held as of
Companies	Activity	December 2003	Cost

SAEM Mantes TV Cable	Local TV channel	36.72%	13,995 €
SAEM Vidéocâble 91	Local TV Channel	18.30% 35% until 2002	53,357 €
SEM Le Palace Epinal	Movie complex	2.78%	3,811 €

5.3 Inventories

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In millions of euros)
Inventories (Gross)	7.7	7.6	4.0
Allowance	(2.0)	(2.0)	(2.2)

Inventories (net)	5.7	5.6	1.8

       The decrease in inventories gross value is partly explained by the improvement in the delivery lead-time of modems. Allowances mainly relate to the obsolescence of installation equipments (fully depreciated as of December 31, 2003).

5.4 Receivables

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In millions of euros)
Advances and payment on account	12.7	9.7	14.3

Trade receivables (Gross)	36.5	37.5	40.2
Allowance for bad debt	(9.9)	(16.8)	(22.8)

Trade receivables (Net)	26.6	20.7	17.4

Other receivables	50.2	40.5	54.0

       Other receivables mainly relate to VAT. All receivables are due within a year.

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

5.5 Shareholder’s Equity

       Changes in shareholders’ equity are presented below:

				Net loss
	Capital	Share	Accumulated	For the
	Stock	premium	deficit	Year	Total

	(In millions of euros)
Opening balance	1.6	10.7	(17.3)		(5.0)
Issuance of shares	31.6	122.3			153.9
Contribution May 18, 2001	437.2	1,694.8			2,132.0
Goodwill allocation		(1,449.5)			(1,449.5)
Net loss for the year				(135.3)	(135.3)

December 31, 2001	470.4	378.3	(17.3)	(135.3)	696.1

Change in capital
Net income for the prior year			(135.3)	135.3
Net loss for the year				(311.1)	(311.1)

December 31, 2002	470.4	378.3	(152.6)	(311.1)	385.0

Change in capital
Net income for the prior year			(311.1)	311.1
Net loss for the year				(622.7)	(622.7)

December 31, 2003	470.4	378.3	(463.7)	(622.7)	(237.7)

       At December 31, 2003, Suez Lyonnaise Telecom capital stock is divided into 30,844,000 shares having a par value of € 15.25.

       Convertible bonds (616 880 BSA) granted during the fiscal year 2002 were not subscribed at maturity in 2003 and will therefore have no effect on the Group shareholders’ equity. The Group owns 100% of all the companies listed in the scope of consolidation table. There is therefore no minority interest.

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

5.6   Contingencies and Loss Provisions

       Reserves for contingencies and losses as of December 31, 2001 and as of December 31, 2002 include:

	At				At
	December 31,				December 31,
	2001	Allowances	Uses	Others	2002

	(In millions of euros)
Employee litigation	1.1	0.3	(0.2)		1.2
Restructuring	0	10.1			10.1
Boxes not returned	2.5	0.4		(2.5)	0.4
VAT Gap on boxes	1.4	0.7			2.1
Contracts break-up fees	2.4	0.2	(0.2)	(0.9)	1.5
Tax risk provision	0.5		(0.1)		0.4
Project “telephone” abandon	5.1	0.6			5.7
Provision for retirement	1.4	0.4			1.8
NTL badwill impact	2.2		(1.7)		0.5
Miscellaneous	7.0	0.7	(4.8)	(0.6)	2.3

Contingencies and loss provisions	23.6	13.4	(7.0)	(4.0)	26.0

       Reserves for contingencies and losses as of December 31, 2003 include:

	At				At
	December 31,				December 31,
	2002	Allowances	Uses	Others	2003

	(In millions of euros)
Employee litigation	1.2	0.8	(1.1)		0.9
Restructuring	10.1	3.3	(13.0)		0.4
Boxes not returned	0.4			(0.4)	0.0
VAT Gap on boxes	2.1	0.5	(0.5)		2.1
Contracts break-up fees	1.5	7.0		(1.1)	7.4
Tax risk provision	0.4	1.2	(0.4)		1.2
Project “telephone” abandon	5.7		(2.5)		3.2
Provision for retirement	1.8	0.1	(1.4)		0.5
NTL negative goodwill impact	0.5		(0.5)		0.0
Miscellaneous	2.3	1.0	(0.5)	(0.5)	2.3

Contingencies and loss provisions	26.0	13.9	(19.9)	(2.0)	18.0

       The measurement of the Group’s obligations relating to lump sum indemnities payable to employees upon retirement are based on the following assumptions as of December 31, 2003:

Assumptions

• Discount rate	5%
• Rate of inflation	1.7%
• Future salary increases	3.2%
• Social security threshold upgrade	Inflation +0.5%
• Mortality rate	INSEE tables

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

5.7   Financial debt

       The Group has been financed since its creation in 2001 by bank borrowings and a shareholder’s loan. SLT received a loan from the seller on the behalf of NTL Inc. as a result of the purchase of NTL France. All this debt is at variable rates.

       Over the 3 years, debt and maturities have evolved as follows:

As of December 31, 2001

(In millions of euros)
Bank borrowings	215.3
Bank overdrafts	16.7

Total bank debt	232.0

Shareholder’s loan	291.5
Deferred price on NTL shares(1)	37.8
Other	2.7

Total other debt	332.0

(1)	Portion of the NTL purchase price due in 2006 with interests due in fine calculated each month at a Euribor +4% rate. As of December 31, 2001, this debt includes a principal amount of € 37.5 million and interests for € 0.3 million.

As of December 31, 2002

(In millions of euros)
Bank borrowings	210.3
Bank overdrafts	4.2

Total bank debt	214.5

Shareholder’s loan	548.6
Deferred price on NTL shares(1)	40.6

Total other debt	589.2

(1)	Portion of the NTL purchase price due in 2006 with interests due in fine calculated each month at a Euribor +4% rate. As of December 31, 2002, this debt includes a principal amount of €37.5 million and interests for €3.1 million.

		Maturity

	At December 31, 2003	<1 Year	1 - 5 Years

	(In millions of euros)
Bank borrowings(1)	199.8	122.6	77.2
Bank overdrafts	10.8	10.8	—

Total bank debt	210.6	133.4	77.2

Shareholder’s loan(3)	619.9	619.9	—
Deferred price on NTL shares(2)	43.2	—	43.2

Total other debt	663.1	619.9	43.2

(1)	These borrowings, guaranteed by Suez, were immediately repayable in the event of a change in the ownership structure of Suez Lyonnaise Telecom. Moreover, the Group renegotiated in December 2003 this debt to postpone the maturity date by six months. Over the years 2001-2003, interest rates

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

were based on Euribor + margin and these bank borrowings as of December 31, 2003 were fully reimbursed in April 2004.

(2)	Portion of the NTL purchase price due in 2006 with interests due in fine calculated each month at a Euribor +4% rate. As of December 31, 2003, this debt includes a principal amount of € 37.5 million and interests for € 5.7 million.

(3)	Shareholder’s loan:

	2001	2002	2003

	(In millions of euros)
Principal	287.5	536.8	607.0
Interests	4.0	11.8	12.9

TOTAL	291.5	548.6	619.9

       The interest rate used over the years 2001-2003 were based on Eonia plus margin.

5.8	Deferred Tax

       As a result of experienced losses, and based on the business plans, it was determined that deferred tax assets were less than likely to be recovered, therefore, no deferred tax assets have been recognized. Deferred tax assets not recognized are as follows:

December 31, 2003

(In millions of euros)
Ordinary losses	251.0
Ever green losses	101.4
Non deductible provision	160.3

TOTAL	512.7

Tax proof
Net income before tax	(620.1)
Theoretical tax	—
Effective tax	(0.4)

       Current income taxes consist of a minimum tax lump sum paid under French tax law (“Impôt Forfaitaire Annuel”).

5.9 Revenue

       The main sources of revenue for the Group are the sales of TV and Internet subscriptions to residential and professional customers, as well as proceeds from the rental of boxes and modems. Sales are made in France in euros.

       The Group’s management has determined that its operation is currently organized into one segment (broadband services) and operates in only one geographical area, France.

5.10 Other External Operating Expenses

       These expenses mainly include broadcasting rights, customer acquisition costs, customer management costs, network costs and central costs.

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

5.11 Payroll Expenses and Number of Employees

       Personnel costs for period ended December 31, 2001, 2002 and 2003 could be detailed as follows:

	December 31, 2001	December 31, 2002	December 31, 2003

	(In millions of euros)
Wages and salaries	21.7	44.4	32.3
Payroll taxes and benefits	10.9	22.6	14.4

Payroll and expenses	32.6	67.0	46.7

       Headcount as of December 31, 2002 and 2003 were 966 and 625, respectively.

	2001	2002	2003

Managers	361	392	332
Employees	304	314	256
Workers	390	358	213

Average number of employees	1055	1064	801

5.12 Depreciation, Amortization and Allowances

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In millions of euros)
INTANGIBLE ASSETS
Depreciation	51.0	45.4	48.3
Impairment losses	—	—	449.9
TANGIBLE ASSETS
Depreciation	26.5	108.4	100.0
Impairment losses	—	48.9	—
INVESTMENTS: Valuation allowances	—	—	—
Allowances on current assets	3.3	8.9	11.4
Prepaid expenses	—	—	6.4

Total	80.8	211.6	616.0

Including in operating expenses	80.8	162.7	166.1
Including in exceptional items	—	48.9	449.9

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

5.13 Financial income (loss) net

       Net interest expense primarily includes interest on the shareholder’s loan and on bank borrowings. “Bank commissions and fees” which are not VAT-liable were reclassified from “Other purchases and external charges” to interest expense. The amount reclassified at December 31, 2003 was € 6.5 million.

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In millions of euros)
Shareholders	(8.7)	(36.9)	(47.4)
Interests on banks loans	(5.7)	(8.4)	(6.2)
Interests on deferred price on NTL shares	(0.3)	(2.8)	(2.6)
Others	(1.0)	—	—
Financial income	0.3	—	—

Bank commissions and borrowing fees			(6.5)

Financial expense (net)	(15.4)	(48.1)	(62.7)

5.14 Exceptional items, net

	December 31,	December 31,	December 31,
	2001	2002	2003

	(In millions of euros)
Impairment of long-lived assets(1)	—	(32.3)	(449.9)
Costs related to project abandonment, net of allowances variances(2)	(2.9)	(16.6)	(0.7)
SIPPEREC penalties(3)	—	(6.0)	6.0
Supply contract break-up fees(4)	—	(11.4)	(5.9)
Restructuring-net of reversals(5)	0.2	(10.1)	(10.1)
Provision for retirement-net of reversals(6)	(0.5)	(0.3)	1.2
Other	3.0	(3.1)	(2.6)

Exceptional items (net)	(0.2)	(79.8)	(462.0)

(1)	Impairment of tangible assets (SIPPEREC) for the year 2002 and of Civil engineering rights of use in 2003.

(2)	The projects abandoned are mainly related to telephony and network development.

(3)	Penalties due to SIPPEREC recognized in 2002 were reversed in 2003 in accordance with the agreement reached in 2003. (See §1.4.2)

(4)	The Group broke-up several contracts with contractors and suppliers, in particular, in relation with the evolution in networks development plans.

(5)	Expenses related to the restructuring plan initiated in 2000 and to the voluntary departure plan initiated in 2002.

(6)	The decrease in number of employees in 2003 induced a reduction in pension obligations.

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

6.	OFF BALANCE SHEET COMMITMENTS AT DECEMBER 31, 2003

6.1 Commitments provided in the usual course of Business

       The Group’s off-balance sheet commitments are as follows:

Beneficiaries	Object	Amounts	Comments

		(In millions of euros)
SIPPERREC	Penalties	13.3	See §1.3
SIPPERREC	Commitment to perform construction works and produce engineering studies	10.2
SIPPERREC	Payment warranty	3.0
SSIMI & Ville de PARIS	Rent payment warranty	1.2
NTL Inc.	Earn-out clause provision for NTL shares	100.0	See below (1)
SAGEM	Commitment to buy terminals	1.2
France TELECOM	Commitment to purchase the Cannes and Epinal networks from France Telecom:	12.3	See below (2)
Villes Franciliennes	Restructuring of the 5 NTL networks	26.7	See below (3)
BNP-Paribas	Joint guarantee	10.2	See below (4)

TOTAL		178.1

(1)	The earn-out clause provision is subject to certain conditions up to a maximum of € 100 million. This earn-out provision represented as of December 31, 2003 the main off balance sheet liability but has expired in 2004 due to the final agreement signed with NTL on May 2004.

(2)	Commitment amounting to € 12.3 million, related to the purchase of the Cannes and Epinal networks from France Telecom, related to the operation of May 18, 2001. The commitment was called in by its beneficiary in October 2003 even though conditions were not fully met. As a consequence, this commitment was kept in off balance sheet liability as of December 31, 2003 until the payment, funded by a shareholder loan increase, which occurred in June 2004.

(3)	Restructuring of the 5 NTL networks: The company had undertaken to renovate a certain number of home-passed per year and per network. To date, part of the work has been performed and 31% of the home-passed have been renovated. The initial commitment of € 38.1 million was scaled back to € 26.7 million

(4)	Joint guarantee of € 10.2 million, given by Lyonnaise Communications to BNP-Paribas in relation with the credit facility granted to Paris Cable. This guarantee has expired in 2004 as a consequence of the repayment.

       In addition to the commitments described above, the Group has undertaken to sell for one € its investment in SDP 3 to any potential buyer agreed by the SIPPEREC. (See § 1.3 and § 1.4)

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

6.2 Commitments Received

Commitment Provided by	Object	Amounts	Comments

		(In millions of euros)
SUEZ	Comfort letter (on the behalf of LCO) to the CCF	76.2	See below(1)
SUEZ	Comfort letter (on the behalf of LCO) to Natexis	61.0	See below(1)
SUEZ	Comfort letter (on the behalf of Paris Cable) to BNP-Paribas	10.2	See below(1)
SUEZ	Comfort letter (on the behalf of Auxipar) to Natexis	45.7	See below(1)
SUEZ	Undrawn portion of the credit facility	98.0
SUEZ	Commitment provided under the SIPPEREC agreement	11.2	See § 1.4.2
SSIMI	Compensation commitment for rent variation	8.9	See below(2)

TOTAL		311.2

(1)	As a consequence of the early repayment of bank borrowings in 2004 and of the purchase of the Group by Mediareseaux, all commitments received from Suez have come to an end.

(2)	The commitment received from SSIMI is amortized over the remaining period of the lease.

       In addition to these commitments received, a protocol of agreement dated June 2003 was reached with SIPPEREC. It states that during this protocol all penalties are suspended.

       To the best of the Suez Lyonnaise Telecom Group’s knowledge, this presentation of off-balance sheet commitments does not omit any material off-balance sheet commitment based on applicable accounting standards.

7.	ADDITIONAL DATA

7.1	Related party transactions in accordance with the Standard CRC 99.02

       Several suppliers of the Group are related parties of its previous parent company Suez. The related amounts are as follows:

Companies	Object	December 31, 2001	December 31, 2002	December 31, 2003

		(In millions of euros)
M6 Thématiques	Broadcasting rights	4.1	2.6	2.4
Paris Première	Broadcasting rights	4.1	3.0	2.9

Sub-total	Broadcasting rights	8.2	5.6	5.3

SSIMI	Rental	3.2	4.1	(1.8)
ZEUS	Rental	1.8	0	—

TOTAL		13.2	9.7	3.5

       M6 Thématiques includes M6 Music, Teva, Série Club, Fun TV and TF6.

       By the end of 2002, SSIMI sold its building rented to the Group to a third party, and the company SSIMI compensated the increase in the rental cost due to this operation for the Group.

       In addition, the amounts disclosed in the financial expense note should be considered.

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

       The trade payables balances of the related parties indicated below are as follows:

Related Party	December 31, 2001	December 31, 2002	December 31, 2003

	(In millions of euros)
Groupe M6	—	—	0.2
Paris Première	—	—	—
SSIMI	1.1	0.2	0.1
ZEUS	0.7	—	—

TOTAL	1.8	0.2	0.3

       In addition to the companies listed above, the Group bought services from France Telecom, on the basis of its public tariffs.

7.2	Management compensation

       The total compensation paid by the Group and received to the members of the SLT’s Board of directors were € 282,000, € 743,000 and € 862,000, for the years ended on December 31, 2001, 2002, 2003, respectively.

       The Group doesn’t allow specific pension plan and post-retirement benefits for its members of the board of directors and the management.

7.3   Miscellaneous

       Tax reviews were in progress at December 31, 2003 (SLT, Lyonnaise communications, Paris Cable and IDF Communication SAS). The Tax Authorities have issued tax deficiency notices concerning the year 2000. The total amount involved is € 1.1 million, for which a reserve has been booked.

       For these companies the tax reviews on 2001 and 2002 will be conducted in 2004. Tax reviews are also in progress at Rapp 16, SNC 91, SNC Essonne, Clermontoise de Vidéocommunication, and Strasbourg TV Câble for 2000 to 2003.

       The business of the Group does not cause any environmental risks.

8.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING POLICIES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA AND FRANCE.

       The consolidated financial statements of the Group have been prepared and presented in accordance with accounting principles generally accepted in France (“French GAAP”). French GAAP, as applied by the Group differ in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The application of U.S. GAAP would have affected the Company’s

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

consolidated net income (loss) for the fiscal year ended December 31, 2003 and 2002 and its consolidated shareholders’ equity as of December 31, 2003 and 2002 as follows:

a) Reconciliation of Consolidated Net (Loss)/Income from French GAAP to U.S. GAAP

	Year Ended	Year Ended
	December 31,	December 31,
	2003	2002

	(In millions of euros)
Consolidated net income (loss) as determined in accordance with French GAAP	(622.7)	(311.1)
U.S. GAAP reconciling adjustments:
Business combinations:
Goodwill impairment and cancellation of amortization	2.9	(254.5)
Amortization of other intangible assets	(10.0)	(10.0)
Auxipar acquisition	4.2	4.2
Long term assets impairment	(105.1)	32.3
Restructuring provision (“Voluntary Redundancy Plan”)	(10.1)	10.1
Logistical costs	3.7	(1.1)
Equipment depreciation	(4.6)	(6.4)
Deferred tax effects of above adjustments
Total U.S. GAAP adjustments, net	(119.0)	(225.4)

Consolidated net income (loss) as determined in accordance with U.S. GAAP	(741.7)	(536.5)

b)	Reconciliation of Consolidated Shareholders’ Equity (Deficit) from French GAAP to U.S. GAAP

	December 31,	December 31,
	2003	2002

	(In million of euros)
Consolidated shareholders’ equity (deficit) as determined in accordance with French GAAP	(237.7)	384.9
U.S. GAAP reconciling adjustments:
Business combinations:
Goodwill impairment and cancellation of amortization	(251.6)	(254.5)
Auxipar acquisition	(50.2)	(54.4)
Paris Cable acquisition	332.3	342.3
Other acquisitions	37.7	37.7
Long term assets impairment	(72.8)	32.3
Restructuring provision (“Voluntary Redundancy Plan”)	—	10.1
Logistical costs	—	(3.7)
Equipment depreciation	2.5	7.1
Deferred tax effects of above adjustments
Total U.S. GAAP adjustments, net	(2.1)	116.9

Consolidated shareholders’ equity (deficit) as determined in accordance with U.S. GAAP	(239.8)	501.8

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

c) Description of the Differences Between French GAAP, as Applied By the Group and U.S. GAAP

Business Combinations and Accounting for Intangible Assets, Including Goodwill

       Under French and US GAAP, business combinations are generally accounted for as purchases. The cost of an acquired company is assigned to the tangible and intangible assets acquired and liabilities assumed on the basis of their estimated fair values at the date of acquisition. Any excess of purchase price over the fair value of the tangible and intangible assets acquired is allocated to goodwill. However, in certain circumstances, there may be differences with respect to when and how the purchase method of accounting is applied between French and US GAAP that affect the allocation of purchase price, including the amounts assigned to identifiable intangible assets, deferred income taxes and goodwill. Information with respect to the specific differences between French and US GAAP for the Group’s significant business combination is provided below.

•	Auxipar acquisition

       On May 18, 2001, the Group acquired 100% of the outstanding shares of Auxipar in exchange for common shares of the Group. Prior to the transaction, all of the shares of Auxipar were owned by the Group’s parent company.

       Under French GAAP, the acquisition of Auxipar was accounted for in a manner similar to a pooling of interests. The assets acquired and liabilities assumed were recognized at their historical carrying amounts in the financial statements of Auxipar prepared in accordance with French GAAP.

       Under US GAAP, the transfer of shares of Auxipar from the Group’s parent company was considered as a reorganization of entities under common control. Accordingly, the assets acquired and liabilities assumed were recognized at their historical carrying amounts in the financial statements of the Group’s parent company, which resulted in a lower value assigned to the long-lived assets of Auxipar and consequently, in a lower depreciation expense.

•	Paris Cable acquisition

       On May 18, 2001, the Group acquired 100% of the outstanding shares of Paris Cable in exchange for common shares of the Group. Prior to the transaction, approximately 76% of the shares of Paris Cable were owned by the Group’s parent company. The remaining 24% of the outstanding shares of Paris Cable were owned by France Telecom.

       Under French GAAP, the acquisition of Paris Cable was accounted for in a manner similar to a pooling of interests. The assets acquired and liabilities assumed were recognized at their carrying amounts. The excess of the purchase price over the net book value of the assets acquired and liabilities assumed, which amounted to €367.4 million was charged directly against equity upon acquisition.

       Under US GAAP, the transfer of 76% of Paris Cable from Group’s parent company was considered as a reorganization of entities under common control. The acquisition from France Telecom of the remaining 24% interest was accounted for under the purchase method of accounting. Accordingly, 76% of the assets acquired and liabilities assumed were recognized at their historical carrying amounts in the financial statements of the Group’s parent company and 24% of the assets acquired and liabilities assumed were recognized at their fair values at the date of the acquisition. The application of the purchase method to the acquisition of the minority interest (24%) resulted in the recognition of customer relationships for €49.9 million and goodwill for €317.5 million.

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

•	Amortization of other intangible assets

       Under U.S. GAAP, identifiable intangible assets, including customer relationships, are recognized and amortized over their estimated useful lives. The amortization adjustment for other intangible assets reflects the U.S. GAAP amortization of customer relationships over their estimated useful lives of 5 years.

•	Goodwill impairment and cancellation of amortization

       Under French GAAP, the Group amortizes goodwill on a straight-line basis over its estimated useful life of twenty years.

       Under US GAAP, in accordance with SFAS 142, the Group ceased amortizing goodwill beginning January 1, 2002. Goodwill is required to be tested for impairment at least annually (or more frequently if impairment indicators arise). A two-step impairment test is used. The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any. For the year ended December 31, 2002, under US GAAP, an impairment loss of €257.4 million was recorded related to goodwill.

Long-Term Assets Impairment

       As required by both French and US GAAP, the Group reviews the carrying value of long lived assets, including goodwill and other intangible assets, for impairment at least annually, or whenever facts, events or changes in circumstances, either internally and externally, indicate that the carrying amount may not be recoverable.

       Under French GAAP, impairment losses are measured by comparing the net book value with the current value of the related asset where the current value depends on the underlying nature of its market value or value in use. The Group recorded an impairment charge of €32.3 and €449.9 million for each of the years ended December 31, 2002 and 2003, respectively, related to long-lived assets.

       Under US GAAP, a two-step process is used to test long-lived assets for impairment and, if applicable, to measure the amount of the impairment loss to be recognized. An impairment loss is recognized only if the carrying amount of a long-lived asset (or asset group) is higher than the sum of the undiscounted cash flows expected to be generated from the operation and eventual disposition of the asset (asset group). If the carrying amount is higher, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset (asset group). Any impairment is allocated on a pro rata basis to the individual assets (other than goodwill) comprising the asset group. Under US GAAP, an impairment loss was recognized for a total amount of €555 million in the year ended December 31, 2003.

Restructuring Provision (“Voluntary Redundancy Plan”)

       Under French GAAP, restructuring charges are recorded when management expects that the related costs will be incurred. The Group recorded restructuring liabilities, which were incurred principally in connection with a voluntary plan, during the period when a decision for the restructuring had been approved by management of the Group.

       Under US GAAP, certain criteria must be met in order to allow recognition of contingent loss. Criteria related to recognition of voluntary plan restructuring provisions are provided by SFAS No 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits” (“SFAS No 88”). SFAS No 88 requires that certain specific conditions be satisfied prior to accruing for termination-related costs. Specifically, SFAS No 88 requires that an employer that offers special termination benefits to employees shall recognize a liability and a loss when the employees accept the offer and the amount can be reasonably estimated.

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

Logistical Costs

       Under French GAAP, through December 31, 2002, logistical costs were capitalized and amortized over five years.

       Under US GAAP, these costs are expensed as incurred.

Equipment Depreciation

       Under French GAAP, equipment such as digital terminals, cards and modems acquired prior to 2001 are subject to accelerated depreciation over a period of five years. Equipment bought after 2001, is depreciated over five years on a straight-line basis.

       Under US GAAP, equipment is depreciated using the straight-line method.

Exceptional Items

       Certain amounts presented as exceptional income and expense (non-operating) in the consolidated statement of income under French GAAP do not qualify as non-operating items under U.S. GAAP.

Comprehensive Income

       Comprehensive income includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. In consolidated financial statements under French GAAP, the concept of comprehensive income does not exist because French accounting principles do not allow any change in equity corresponding to this definition other than net income, changes in the cumulative translation adjustments related to consolidated foreign subsidiaries and changes in accounting principles.

       In consolidated financial statements under US GAAP, comprehensive income and its components must be displayed in a statement of comprehensive income. For each of the years ended December 31, 2003 and 2002, the Group’s only component of comprehensive income is net income.

Statement of Cash Flows

Bank Overdrafts

       Under French GAAP, bank overdrafts are netted against cash and cash equivalents for purposes of the statement of cash flows. Under US GAAP, bank overdrafts, which amount to € 11 million and 4 million at December 31, 2003 and 2002, respectively, would be presented as a financing activity. Under US GAAP, cash and cash equivalent are € 3.7 million and € 7.8 million as of December 31, 2002 and 2003, respectively.

Gross Versus Net Presentation

       Under French GAAP, some items are presented on a net basis in the statement of cash flows. Under US GAAP these items are required to be presented on a gross basis (e.g. borrowings and repayment of debt).

New Accounting Pronouncements

       In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities.” In December 2003, the FASB issued a revision to Interpretation No. 46 (Collectively, FIN 46, as revised, is referred to as “FIN 46”). FIN 46, as revised, requires unconsolidated variable interest entities to be consolidated by their primary beneficiaries, as defined by FIN 46. As a non-public Group,

SUEZ LYONNAISE TELECOM

(CONSOLIDATED FINANCIAL STATEMENTS) — (Continued)

the Group should apply the provisions of FIN 46, as revised, to variable interest entities created after December 31, 2003 upon initial involvement with the entity. The Group is required to apply the provisions of FIN 46, as revised, to variable interest entities created prior to December 31, 2003 as of December 31, 2004. The adoption is not expected to have a material effect on the Group’s results of operations or financial condition when adopted.

       In November 2002, the EITF reached a consensus on issue No. 00-21 “Accounting for Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”) on a model to be used to determine when a revenue arrangement involving the delivery or performance of multiple products, services and/or rights to use assets should be divided into separate units of accounting. Additionally, EITF 00-21 addresses if separation is appropriate, how the arrangements consideration should be allocated to the identified accounting units. EITF 00-21 will be applicable beginning in 2004. The Group will adopt EITF 00-21 as of January 1, 2004 and is currently assessing its impact on its consolidated financial statements.

United GlobalCom, Inc.

Pro Forma Condensed Consolidated Balance Sheet
March 31, 2004
(Unaudited)
(In thousands)

	UGC	Noos	Pro Forma		UGC
	Historical	Historical	Adjustments		Pro Forma

Assets
Cash and cash equivalents	$1,275,785	$21,314	$(348,676	)(1)	$948,423
Receivables and other current assets	333,699	85,777	—		419,476
Property and equipment, net	3,143,864	602,546	—		3,746,410
Goodwill	1,917,855	78,858	(78,858	)(2)	1,917,855
Other assets	825,013	236,050	75,955	(3)	1,137,018

Total assets	$7,496,216	$1,024,545	$(351,579)		$8,169,182

Liabilities and Stockholders’ Equity
Current liabilities	$1,044,042	$240,392	$—		$1,284,434
Long-term debt	3,595,264	1,105,159	(1,105,159	)(4)	3,902,860
			307,596	(1)
Deferred income tax liabilities	139,199	—	—		139,199
Other liabilities	315,138	21,524	—		336,662

Total liabilities	5,093,643	1,367,075	(797,563)		5,663,155

Minority interests	22,124	—	132,765	(5)	154,889

UGC stockholders’ equity	2,380,449	—	(29,311	)(6)	2,351,138
Noos equity	—	(342,530)	1,105,159	(4)	—
			(762,629	)(7)

Total stockholders’ equity	2,380,449	(342,530)	313,219		2,351,138

Total liabilities and stockholders’ equity	$7,496,216	$1,024,545	$(351,579)		$8,169,182

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

United GlobalCom, Inc.

Pro Forma Condensed Consolidated Statement of Operations
Three Months Ended March 31, 2004
(Unaudited)
(In thousands)

	UGC	Noos	Pro Forma		UGC
	Historical	Historical	Adjustments		Pro Forma

Revenue	$547,342	$92,680	$—		$640,022
Operating, selling, general and administrative expenses	(343,058)	(70,147)	—		(413,205)
Stock compensation	(61,852)	—	—		(61,852)
Depreciation and amortization	(217,694)	(36,108)	(1,678	)(8)	(255,480)
Impairment of long-lived assets and other	(4,414)	—	—		(4,414)

Operating loss	(79,676)	(13,575)	(1,678)		(94,929)
Interest expense	(71,733)	(22,399)	22,399	(9)	(73,079)
			(1,346	)(10)
Other, net	9,088	(1,305)	—		7,783

Loss before income taxes and other items	(142,321)	(37,279)	19,375		(160,225)
Income tax expense	1,293	—	(7,556	)(11)	(6,263)
Minority interests in subsidiaries	470	—	4,032	(12)	4,502
Share in results of affiliates and other	(9,107)	—	—		(9,107)

Loss from continuing operations	$(149,665)	$(37,279)	$15,851		$(171,093)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

United GlobalCom, Inc.

Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2003
(Unaudited)
(In thousands)

	UGC	Noos	Pro Forma		UGC
	Historical	Historical	Adjustments		Pro Forma

Revenue	$1,891,530	$355,506	$—		$2,247,036
Operating, selling, general and administrative expenses	(1,262,648)	(281,002)	—		(1,543,650)
Stock compensation	(38,024)	—	—		(38,024)
Depreciation and amortization	(808,663)	(188,454)	(6,710	)(8)	(1,003,827)
Impairment of long-lived assets and other	(438,209)	(524,149)	—		(962,358)

Operating loss	(656,014)	(638,099)	(6,710)		(1,300,823)
Interest expense	(327,132)	(71,083)	71,083	(9)	(332,515)
			(5,383	)(10)
Gain on extinguishment of debt	2,183,997	—	—		2,183,997
Other, net	399,224	(2,515)	—		396,709

Loss before income taxes and other items	1,600,075	(711,697)	58,990		947,368
Income tax expense	(50,344)	(406)	(23,006	)(11)	(73,756)
Minority interests in subsidiaries	183,182	—	160,767	(12)	343,949
Share in results of affiliates and other	262,455	—	—		262,455

Earnings (loss) from continuing operations	$1,995,368	$(712,103)	$196,751		$1,480,016

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

UNITED GLOBALCOM, INC.

Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2004 and the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2004 and the year ended December 31, 2003 provide an understanding of what UGC’s financial position and results of operations might have looked like had UGC completed the Noos acquisition as of March 31, 2004 for balance sheet purposes and as of January 1, 2003 for statement of operations purposes. This unaudited pro forma condensed consolidated financial information is derived from UGC’s historical consolidated financial statements and Noos’ historical consolidated financial statements, along with certain assumptions and adjustments, which are described in the following notes. You should not rely on this unaudited pro forma condensed consolidated financial information as being indicative of historical results that UGC would have had or future results that UGC will experience as a result of the Noos acquisition. This unaudited pro forma condensed consolidated financial information is based on a preliminary allocation of the purchase price for Noos using the purchase method of accounting, based on certain estimates of fair values of Noos’ assets and liabilities. These preliminary estimates are subject to change upon completion of this exercise.

(1)	The total estimated purchase price for Noos for purposes of these unaudited pro forma condensed consolidated financial statements was approximately €623 million, consisting of €530 million in cash (sourced from cash on hand of €278 million and debt of €252 million), a 19.9% equity interest in UGC’s combined French operations, UPC Broadband France, valued at approximately €85 million, and estimated acquisition costs of €8 million. The estimated euro to U.S. dollar exchange rate used to translate euros to dollars for purposes of these unaudited pro forma condensed consolidated financial statements was 1.22.

(2)	Represents the elimination of Noos’ historical goodwill.

(3)	Represents excess purchase price that has been allocated to customer relationships. Such customer relationships have an estimated useful life of seven years.

(4)	Represents the contribution to equity and repayment of Noos’ debt prior to the acquisition of Noos by MédiaRéseaux.

(5)	Represents amount of purchase price allocated to the 19.9% minority shareholder in UPC Broadband France.

(6)	Represents estimated loss to UGC as a result of the effective sale of 19.9% of UGC’s equity in UPC Broadband France (as consideration for the acquisition of Noos in (1) above).

(7)	Represents the elimination of Noos’ historical equity.

(8)	Represents the amortization of the customer relationships recorded in (3) above.

(9)	Represents the elimination of Noos’ historical interest expense, as MédiaRéseaux did not assume the related debt.

(10)	Represents interest expense on the debt incurred by UGC in connection with the Noos transaction.

(11)	Represents the estimated income tax effect of the pro forma adjustments.

(12)	Represents the minority interests’ share (19.9%) of Noos and UPC Broadband France’s pro forma historical results of operations.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ Frederick G. Westerman III
Frederick G. Westerman III
Co-Chief Financial Officer

Date: September 7, 2004